Exhibit 99.1
Aspect Medical Systems, Inc.

FOR FURTHER INFORMATION	AT THE FINANCIAL
AT THE COMPANY:	RELATIONS BOARD:

Mike Falvey	J. Neal Armstrong	Adam King	Kathy Waller
VP, CFO	VP, Investor Relations	Media Inquiries	Analyst Inquiries
(617) 559-7363	(617) 559-7162	(617) 559-7125	(312) 640-6696
FOR IMMEDIATE RELEASE
Wednesday, July 26, 2006
ASPECT MEDICAL SYSTEMS, INC. REPORTS OPERATING RESULTS
FOR SECOND QUARTER ENDED JULY 1, 2006
Highlights of the Quarter Compared with Q2 2005
•	Worldwide total revenue increased 21%

•	Worldwide product revenue increased 17%

•	Worldwide sensor revenue increased 21%

•	Worldwide monitor and module sales exceeded 2,480 units, an increase of 25% with the first full quarter of BIS VISTA sales

•	Worldwide installed base of BIS monitors and modules exceeded 36,000 units which represents an increase of 31% from the end of Q2 2005

•	GAAP net income per diluted share was $0.09 in Q2 2006

•	Non-GAAP net income per diluted share (which is exclusive of stock-based compensation) was $0.16 in Q2 2006 compared with $0.07 in Q2 2005
Newton, Mass., July 26, 2006-Aspect Medical Systems, Inc. (NASDAQ: ASPM), reported today that revenue was $22.6 million for the second quarter of 2006, an increase of 21% over revenue of $18.7 million in the second quarter of 2005. Product revenue was $21.2 million, a 17% increase from $18.2 million in the second quarter of 2005.
With the adoption of Statement of Financial Accounting Standards No.123R (SFAS No.123R) as of January 1, 2006, Aspect began reporting additional non-GAAP financial results that exclude the impact of stock-based compensation. The reconciliation of GAAP (U.S. generally accepted accounting principles) to non-GAAP results and guidance is contained in an attached table.
Key GAAP operating results for the second quarter of 2006 include:
•	Gross profit margin was 76.1% compared with 74.3% in the second quarter of 2005

•	Operating expenses were $15.9 million compared with $12.7 million in the second quarter of 2005

•	Net income was $2.1 million compared with $1.6 million in the second quarter of 2005

•	Net income per diluted share was $0.09 compared with $0.07 in the second quarter of 2005

Aspect Medical Systems, Inc.

Key non-GAAP operating results for the second quarter of 2006 include:
•	Gross profit margin improved to 76.6% compared with 74.3% in the second quarter of 2005

•	Operating expenses were $14.3 million, an increase of 13% from $12.7 million in the second quarter of 2005

•	Net income was $3.8 million compared with $1.6 million in the second quarter of 2005

•	Net income per diluted share was $0.16 compared with $0.07 in the second quarter of 2005
“We are pleased with several facets of our performance in Q2: the very successful launch of our new monitor, the BIS VISTA; rapid growth in our installed base; and continued improvement in operating margins and earnings per share. Having said that, growth in sensor revenue has moderated,” said Nassib Chamoun, president and chief executive officer. “However, we remain confident about our future. We believe that attitudes towards brain monitoring are changing in a very positive direction, and that several of our initiatives, coupled with environmental factors, are likely to significantly expand the use of brain monitoring in the years ahead. Given our market leadership, the size of our installed base, and the rate it is growing, we believe we are very well-positioned to take full advantage.”
Revenue Analysis — (see attached unaudited consolidated revenue data)
Domestic revenue was $17.8 million for the second quarter and $34.7 million for the six months ended July 1, 2006, an increase of 25% and 27%, respectively, over comparable periods in 2005. Domestic sensor revenue increased 18% for the second quarter of 2006 as compared to the second quarter of 2005. The increase resulted from a 16% increase in sensor unit volume combined with a 2% increase in sensor average unit price. Domestic equipment revenue increased by 27% due to a 143% increase in monitor and module units sold partially offset by a 43% decrease in average unit prices of the monitors as the result of significant BIS VISTA upgrade unit sales which are at a lower price point. Domestic strategic alliance revenue increased to $1.4 million in the second quarter of 2006 compared with $588,000 in the second quarter of 2005 as research and development activities under the Company’s strategic research alliance with Boston Scientific increased.
International revenue was $4.8 million for the second quarter and $9.9 million for the six months ended July 1, 2006, an increase of 7% and 14%, respectively, over comparable periods in 2005. The growth in international revenue in the second quarter of 2006 from the second quarter of 2005 reflects a 34% increase in sensor revenue due to a 28% increase in sensor units sold and a 5% increase in average selling price. International growth is partially offset by a 19% reduction in equipment revenue due mainly to a 14% decline in monitor and module units sold.
Liquidity and Capital Resources
At July 1, 2006, the Company had cash, cash equivalents and marketable securities of $66.0 million compared to a balance of $61.3 million at December 31, 2005. The Company had no debt at July 1, 2006 and at December 31, 2005.

Aspect Medical Systems, Inc.

Outlook for the Third Quarter of 2006
For the third quarter of 2006, the Company is forecasting that total revenue will be within a range of $22.0 million to $22.75 million, product revenue will be within a range of $20.75 million to $21.5 million, and that net income per diluted share will be within a range of $0.07 to $0.09 on a GAAP basis. On a non-GAAP basis, the Company expects that net income per diluted share will be within a range of $0.14 to $0.16. See below under the heading “Use of Non-GAAP Financial Measures” for a discussion of the Company’s use of such measures. See attached table for the reconciliation of GAAP to non-GAAP for the three and six months ended July 1, 2006.
Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, this press release also contains non-GAAP income statement financial measures, which exclude the impact of stock-based compensation expense and the requirements of SFAS No.123R. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.
The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the GAAP to non-GAAP income statement financial measures for the second quarter of 2006 and expected net income per diluted share for the third quarter of 2006 used in this press release are set forth in the attached financial tables and the reconciliations to those tables should be carefully considered.
For additional information regarding the non-GAAP financial measures included herein, including reasons why management believes the presentation of non-GAAP financial measures provides useful information to investors and additional purposes for which Aspect uses the additional non-GAAP financial measures, please see Aspect’s Form 8-K filed on July 26, 2006 with the Securities and Exchange Commission.
Conference Call Scheduled for 10:00 a.m. ET Today
Aspect will hold a conference call to discuss the results of the second fiscal quarter of 2006 and management’s outlook for the third fiscal quarter of 2006 at 10:00 a.m. Eastern Time today, Wednesday, July 26, 2006. The call can be accessed live by dialing 1-800-819-9193 (domestic), 1-913-981-4911 (international), or access the webcast at http://www.aspectmedical.com on the Investor page, or http://www.earnings.com. It also will be available for replay until August 3, 2006, by dialing 1-888-203-1112 (domestic), or 1-719-457-0820 international), access code 5732485. The web cast replay will also be available on Aspect’s website at http://www.aspectmedical.com on the investor page.

Aspect Medical Systems, Inc.

About the Company
Aspect Medical Systems, Inc. (NASDAQ: ASPM) is a global market leader in brain monitoring technology. To date, the Company’s Bispectral Index (BIS) technology has been used to assess more than 16.3 million patients and has been the subject of approximately 2,370 published articles and abstracts. BIS technology is installed in approximately 68 percent of hospitals listed in the July 2006 U.S News and World Report ranking of America’s Best Hospitals and in approximately 49 percent of all domestic operating rooms. In the last twelve months BIS technology was used in approximately 15 percent of all U.S. surgical procedures requiring general anesthesia or deep sedation. BIS technology is available in more than 160 countries. Aspect Medical Systems has OEM agreements with seven leading manufacturers of patient monitoring systems.
Safe Harbor Statement
Certain statements in this release are forward-looking and may involve risks and uncertainties, including without limitation statements with respect to the Company’s expectations with respect to revenue and net income for the third quarter of 2006 on both a GAAP and Non-GAAP basis, expected stock-based compensation expenses for the third quarter of 2006 and the Company’s expectation that the Company’s new VISTA monitoring product will achieve market acceptance and increase the installed base of BIS monitors in future periods. There are a number of factors that could cause actual results to differ materially from those indicated by these forward-looking statements. For example, the Company may not be able to control expenses or grow its sales force. The Company may also not be able to achieve widespread market acceptance of its BIS monitoring technology, or to compete with new products or alternative techniques that may be developed by others, including third-party anesthesia monitoring products approved by the FDA. The Company also faces competitive and regulatory risks relating to its ability to successfully develop and introduce enhancements and new products including the BIS VISTA monitor. In addition, the Company’s ability to remain profitable will depend upon its ability to promote frequent use of the BIS system so that sales of its BIS sensors increase. The Company will not remain profitable if hospitals and anesthesia providers do not buy and use its BIS systems in sufficient quantities. Cases of awareness with recall during monitoring with the BIS system and significant product liability claims are among the factors that could limit market acceptance. There are other factors that could cause the Company’s actual results to vary from its forward-looking statements, including without limitation those set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2006, each as filed with the Securities and Exchange Commission.
In addition, the statements in this press release represent the Company’s expectations and beliefs as of the date of this press release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to the date of this press release.
For further information regarding Aspect Medical Systems, Inc., visit the Aspect Medical Systems, Inc. website at www.aspectmedical.com...
FINANCIAL TABLES FOLLOW...

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Product revenue	$21,181	$18,153	$41,623	$35,081
Strategic alliance revenue	1,450	588	2,896	744

Total revenue	22,631	18,741	44,519	35,825

Costs of revenue	5,411	4,814	10,757	9,255

Gross profit margin	17,220	13,927	33,762	26,570

% of revenue	76.1%	74.3%	75.8%	74.2%

Operating expenses:
Research and development	3,568	2,397	7,215	4,385
Sales and marketing	9,105	7,493	17,861	14,769
General and administrative	3,203	2,826	6,141	5,437

Total operating expenses	15,876	12,716	31,217	24,591

Income from operations	1,344	1,211	2,545	1,979

Interest income	781	418	1,517	793
Interest expense	—	(14)	—	(27)

Net Income	$2,125	$1,615	$4,062	$2,745

Net income per share:
Basic	$0.09	$0.08	$0.18	$0.13
Diluted	$0.09	$0.07	$0.17	$0.12

Shares used in computing net income per share:
Basic	22,442	21,400	22,389	21,157
Diluted	23,513	23,827	23,784	23,518

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
CONSOLIDATED REVENUE DATA
(In Thousands, Except Unit Amounts)

	Three Months Ended			Six Months Ended
	July 1,	July 2,	%	July 1,	July 2,	%
	2006	2005	Change	2006	2005	Change
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)

REVENUE
WORLDWIDE
Sensors	$15,868	$13,140	21%	$31,453	$25,623	23%

Monitors	3,670	3,157	16%	6,318	5,845	8%
Modules	1,173	1,211	(3%)	2,771	2,358	18%
Other Equipment	470	645	(27%)	1,081	1,255	(14%)

Equipment	5,313	5,013	6%	10,170	9,458	8%

Total product revenue	21,181	18,153	17%	41,623	35,081	19%
Strategic alliance	1,450	588	147%	2,896	744	289%

Total Worldwide	$22,631	$18,741	21%	$44,519	$35,825	24%

DOMESTIC
Sensors	$12,944	$10,959	18%	$25,783	$21,422	20%

Monitors	2,753	2,116	30%	4,256	3,748	14%
Modules	391	185	111%	938	416	125%
Other Equipment	307	409	(25%)	789	862	(8%)

Equipment	3,451	2,710	27%	5,983	5,026	19%

Total Product revenue	16,395	13,669	20%	31,766	26,448	20%
Strategic alliance	1,450	588	147%	2,896	744	289%

Total Domestic	$17,845	$14,257	25%	$34,662	$27,192	27%

INTERNATIONAL
Sensors	$2,924	$2,181	34%	$5,670	$4,201	35%

Monitors	917	1,041	(12%)	2,062	2,097	(2%)
Modules	782	1,026	(24%)	1,833	1,942	(6%)
Other Equipment	163	236	(31%)	292	393	(26%)

Equipment	1,862	2,303	(19%)	4,187	4,432	(6%)

Total International	$4,786	$4,484	7%	$9,857	$8,633	14%

UNITS
WORLDWIDE
Sensors	1,124,000	944,000	19%	2,211,000	1,823,000	21%
Monitors	1,193	754	58%	2,045	1,425	44%
Modules (a)	1,294	1,239	4%	2,794	2,274	23%
Installed Base (b)				36,226	27,625	31%

DOMESTIC
Sensors	795,000	686,000	16%	1,584,000	1,345,000	18%
Monitors	825	360	129%	1,267	665	91%
Modules (a)	379	135	181%	566	285	99%
Installed Base (b)				22,081	17,227	28%

INTERNATIONAL
Sensors	329,000	258,000	28%	627,000	478,000	31%
Monitors	368	394	(7%)	778	760	2%
Modules (a)	915	1,104	(17%)	2,228	1,989	12%
Installed Base (b)				14,145	10,398	36%
(a)	Represents module shipments to OEM customers

(b)	Includes end-user module placements by OEM customers

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
RECONCILIATION OF GAAP to NON-GAAP NET INCOME
(In Thousands, Except Per Share Amounts)

	Three Months Ended July 1, 2006			Six Months Ended July 1, 2006
	GAAP Net	Stock-Based	Non-GAAP	GAAP Net	Stock-Based	Non-GAAP
	Income	Compensation	Net Income	Income	Compensation	Net Income
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Product revenue	$21,181	$—	$21,181	$41,623	$—	$41,623
Strategic alliance revenue	1,450	—	1,450	2,896	—	2,896

Total revenue	22,631	—	22,631	44,519	—	44,519

Costs of revenue	5,411	(106)	5,305	10,757	(211)	10,546

Gross profit margin	17,220	106	17,326	33,762	211	33,973

% of revenue	76.1%	—	76.6%	75.8%	—	76.3%

Operating expenses:
Research and development	3,568	(373)	3,195	7,215	(743)	6,472
Sales and marketing	9,105	(601)	8,504	17,861	(1,228)	16,633
General and administrative	3,203	(573)	2,630	6,141	(1,111)	5,030

Total operating expenses	15,876	(1,547)	14,329	31,217	(3,082)	28,135

Income from operations	1,344	1,653	2,997	2,545	3,293	5,838

Interest income	781	—	781	1,517	—	1,517

Net Income	$2,125	$1,653	$3,778	$4,062	$3,293	$7,355

Net income per share:
Basic	$0.09	$0.07	$0.17	$0.18	$0.15	$0.33
Diluted	$0.09	$0.07	$0.16	$0.17	$0.14	$0.31
Shares used in computing net income per share:
Basic	22,442	22,442	22,442	22,389	22,389	22,389
Diluted	23,513	23,513	23,513	23,784	23,784	23,784

Guidance for Q3 2006

	GAAP	Stock-Based	Non - GAAP
		Compensation
Net income per diluted share	$0.07 - $0.09	$0.07	$0.14 - $0.16

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	July 1,	December 31,
	2006	2005
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and marketable securities (A)	$54,749	$43,773
Accounts receivable, net	11,206	11,717
Current portion of investment in sales-type leases	1,521	1,623
Inventory, net	6,458	5,117
Other current assets	2,489	1,484

Total current assets	76,423	63,714

Property and equipment, net	4,992	3,727
Long-term marketable securities (A)	11,299	17,568
Long-term investment in sales-type leases	2,300	2,123

Total assets	$95,014	$87,132

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$9,461	$12,589
Deferred revenue	5,031	3,137

Total current liabilities	14,492	15,726
Long-term portion of deferred revenue	3,750	3,983
Stockholders’ equity	76,772	67,423

Total liabilities and stockholders’ equity	$95,014	$87,132

     (A)     Investments with maturities beyond twelve months are included in long-term investments.